EXHIBIT 5.1

                                 November 6 2001

Vertical Computer Systems, Inc.
6336 Wilshire Boulevard
Los Angeles, CA 90048

      RE:   VERTICAL C0OMPUTER SYSTEMS, INC. REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

      We are acting as counsel for, Vertical Computer Systems Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 20,223,458 shares of the Company's common shares of $.00001 par value. The shares comprise the 20,223,458 shares issuable (the "Contract Shares") pursuant to twenty one (21) contracts (collectively, the "Contracts"). A Registration Statement on Form S-8 covering the shares (the "Registration Statement") is being filed under the Act with the Securities and Exchange Commission.

      In rendering the opinions expressed herein, we have reviewed such matters of law as we have deemed necessary and have examined copies of the Contracts and such agreements, instruments, documents and records as we have deemed relevant.

      In rendering the opinions expressed herein, we have assumed the genuineness and authenticity of all documents examined by us and of all signatures thereon; the legal capacity of all natural persons executing such documents; the conformity to original documents of all documents submitted to us as certified or conformed copies or photocopies; and the completeness and accuracy of the certificates of public officials examined by us. We have made no independent factual investigation with regard to any such matters.

      Based upon the foregoing, but subject to the limitations set forth below, it is our opinion that the Contract Shares will have been duly authorized and, when issued and sold in accordance with the terms of the Contracts, will have been legally issued, fully paid and non-assessable.

      The opinions expressed herein are limited to matters involving the federal laws of the United States.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                               Respectfully submitted,

                                               LAW OFFICES OF GARY L. BLUM


                                               BY:
                                                   -----------------------------
                                                        GARY L. BLUM, ESQ.